SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          DIGITAL INSIGHT CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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

                                  [INSERT LOGO]

                           DIGITAL INSIGHT CORPORATION
                                26025 MUREAU ROAD
                               Calabasas, CA 91302

                                                                  March 22, 2002

Dear Stockholders:

      On behalf of the Board of Directors and management of Digital Insight Corporation, we cordially invite you to attend the annual meeting of stockholders to be held on Thursday, May 2, 2002, at 10:00 a.m. at our Westlake Village facilities located on 5601 N. Lindero Canyon Road, Westlake Village, California 91362.

      At the annual meeting, you will be asked to:

            1.    Elect three (3) Class III Directors;

            2. Ratify the appointment of PricewaterhouseCoopers LLP as Digital Insight's independent public accountants for the year ending December 31, 2002; and

            3. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

      We have included a copy of Digital Insight's Annual Report to Stockholders with the Proxy Statement. We encourage you to read the Annual Report. It includes our audited consolidated financial statements for the year ended December 31, 2001 as well as information about our business, customers, and product offerings.

      It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you are a stockholder of record and do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

      Your vote is very important and we appreciate your cooperation in considering and acting on the matters presented.

                                   Sincerely,


                                   /s/ John Dorman

                                   John Dorman
                                   Chairman and Chief Executive Officer

                           DIGITAL INSIGHT CORPORATION
                                26025 Mureau Road
                               Calabasas, CA 91302
                                 (818) 871-0000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME                    10:00 a.m. on Thursday, May 2, 2002

PLACE Company's offices at 5601 N. Lindero Canyon Road, Westlake Village, California, 91362

ITEMS OF BUSINESS       1.    Elect three (3) Class III Directors;

                        2. Ratify the appointment of PricewaterhouseCoopers LLP as Digital Insight's independent public accountants for the year ending December 31, 2002; and

                        3. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECORD DATE             You are entitled to vote if you were a stockholder
                        at the close of business on Friday, March 15, 2002.

VOTING BY PROXY         Please submit a proxy as soon as possible so that your
                        shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers Section beginning on page 1 of this proxy statement and the instructions on the proxy card.

      We intend to mail this proxy statement and the accompanying proxy card on or about March 22, 2002, to all stockholders entitled to vote at the annual meeting.

                                By Order of the Board of Directors,


                                /s/ Tae J. Rhee

                                Tae J. Rhee
                                Secretary, Vice President, and General Counsel

Calabasas, California
March 22, 2002

--------------------------------------------------------------------------------
To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted.
--------------------------------------------------------------------------------

                           DIGITAL INSIGHT CORPORATION

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 2, 2002

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors of Digital Insight Corporation, a Delaware corporation, is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 2, 2002. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:    WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2001 Annual Report and our 2001 Form 10-K, including our full 2001 consolidated financial statements, are also enclosed. If any person who was a beneficial owner, as described below, of our common stock on the record date for the 2002 annual meeting desires additional copies of our Annual Report or 10-K, such copies will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the company and should be directed to:

                           DIGITAL INSIGHT CORPORATION
                                26025 Mureau Road
                           Calabasas, California 91302
                            Attn: Investor Relations

Q:    WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:    There are two proposals scheduled to be voted on at the meeting:

      1.    The election of three (3) Class III Directors; and

      2. The ratification of the appointment of PricewaterhouseCoopers LLP as Digital Insight's independent public accountants for the year ending December 31, 2002.

Q:    WHAT IS THE VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as Digital Insight's independent public accountants for the year ending December 31, 2002.

Q:    WHAT SHARES CAN I VOTE?

A: All shares owned by you as of the close of business on March 15, 2002, the Record Date, may be voted by you. These shares include (1) shares held directly in your name as the Stockholder of Record, including shares purchased through our Employee Stock Purchase Plan and our employee stock option plans, and (2) shares held for you as the Beneficial Owner through a stockbroker, bank, or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A Stockholder of Record AND AS A BENEFICIAL OWNER?

A: Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

            Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, the Stockholder of Record, and these proxy materials are being sent directly to you by Digital Insight. As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

            Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the Beneficial Owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the Stockholder of Record. As the Beneficial Owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the Stockholder of Record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:    HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the Stockholder of Record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are the Beneficial Owner of the shares, you must have a signed proxy from the Stockholder of Record.

      Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the Stockholder of Record or in street name as a Beneficial Owner, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

Q:    CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:    HOW ARE VOTES COUNTED?

A: In the election of Directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the proposal ratifying the appointment of PricewaterhouseCoopers LLP, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the company's nominees to the Board and "FOR" the ratification of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2002 and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q:    WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of Directors, the three persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a Beneficial Owner and do not provide the Stockholder of Record with voting instructions, your shares may constitute Broker Non-Votes, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" below. In tabulating the voting result for any particular proposal, shares that constitute Broker Non-Votes are not considered entitled to vote on that proposal.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
      CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2002.

Q:    WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, John Dorman, our Chairman and Chief Executive Officer, and Dale R. Walker, our President and Chief Operating Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:    WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on March 15, 2002, the Record Date, is entitled to vote on all items being voted upon at the annual meeting. On the Record Date, we had approximately 32,022,569 shares of common stock issued and outstanding.

Q:    WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and Broker Non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker Non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, Broker Non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, Broker Non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the Beneficial Owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:    WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Digital Insight is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations. We expect to hold our 2003 annual meeting of stockholders in May 2003. Rules of the Securities and Exchange Commission require that any proposal by a stockholder of Digital Insight for consideration at the 2003 annual meeting of stockholders must be received by us no later than November 22, 2002 if any such proposal is to be eligible for inclusion in our proxy materials for our 2003 annual meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

      In order for a stockholder to bring any business or nominations before the 2003 annual meeting of stockholders, certain conditions set forth in
      Section 2.14 of our bylaws must be complied with, including delivery of notice to us not less than 60 days prior to the meeting as originally scheduled. However, in the event that less than 65 days notice or public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 7th day following the date on which such notice of the date of meeting was mailed or such public disclosure was made.

      You may contact our Corporate Secretary at our headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Introduction

      At the annual meeting, three Directors are to be elected for three-year terms. Our Board is divided into three classes, and each member serves for a staggered three-year term. The Board is currently comprised of two Class I Directors (Dale R. Walker and Betsy S. Atkins), two Class II Directors (Michael Hallman and Michael R. Splinter) and three Class III Directors (John Dorman, James McGuire and Robert North). At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The terms of the initial Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of successor directors at the 2003, 2004 and 2005 annual meeting of stockholders, respectively.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

      The Board of Directors recommends a vote "FOR" each named nominee.

Nominees, Incumbent Directors and Executive Officers

      The following sets forth certain information regarding the three nominees, the four incumbent Directors whose terms will continue following the annual meeting and the executive officers.

      Nominees for Class III Directors

      John Dorman. Mr. Dorman has been Digital Insight's Chief Executive Officer and a director since October 1998 and was Digital Insight's President from October 1998 to February 2001. Mr. Dorman was appointed Chairman of the Board in June 1999. Prior to his appointment as Digital Insight's President and Chief Executive Officer, Mr. Dorman, 51, was Senior Vice President for Oracle Worldwide Financial Services from August 1997 to October 1998. Prior to joining Oracle, Mr. Dorman was founder, Chairman, President, and Chief Executive Officer of Treasury Services Corporation, known as TSC, a provider of management information solutions to the financial services industry, from 1983 to 1997. TSC was sold to Oracle in 1997. Prior to serving at TSC, Mr. Dorman spent 11 years in the banking industry as a senior financial executive for Union Bank of California. Mr. Dorman holds a BA degree in business administration and philosophy from Occidental College and an MBA in finance from the University of Southern California.

      James McGuire. Mr. McGuire has been a director of Digital Insight since March 1997 and served as Chairman of the Board from its inception until June 1999. Mr. McGuire, 58, has served as President of NJK Holding Corporation, an investment company, since 1992. Mr. McGuire currently serves as a director for Sylvan Learning Systems, a provider of educational services. Mr. McGuire holds a BA degree in finance from the University of Notre Dame.

      Robert North. Mr. North has been a director of Digital Insight since June 1997. Mr. North, 66, was Chairman of the Board of HNC Software, Inc., from January to June of 2000 and served as the Chief Executive Officer of HNC Software, Inc. from 1987 to January 2000. Mr. North is also a director of Peerless Systems Corporation, a provider of software-based embedded imaging systems, and Abacus Direct, a provider of information products and marketing research services. Mr. North holds BS and MS degrees in electrical engineering from Stanford University.

           Incumbent Class I Directors (Terms expire in 2003)

      Dale R. Walker. Mr. Walker has been a director of Digital Insight since February 2001 and has served as its President and Chief Operating Officer since then. Prior to joining Digital Insight, Mr. Walker, 59, was President of Personal Financial Services, Executive Vice President and Director at Ford Motor Credit from June 1999 to May 2000 and President of AIG Consumer Finance Group, Inc. from 1995 to May 1999. Mr. Walker served as Chairman, President and CEO of ITT Lyndon Insurance Group, Executive Vice President and Director at ITT Financial Corporation, between 1993 and 1995. From 1981 to 1992, Mr. Walker held the position of Executive Vice President and Group Head for the Real Estate Group at Wells Fargo, N.A. Mr. Walker has a BS degree in mathematics from Wake Forest University and an MBA from the University of North Carolina.

      Betsy S. Atkins. Ms. Atkins has been a director of Digital Insight since March 2001. Since April 2000, Ms. Atkins, 46, has been a member of the Board of Directors of Lucent Technologies Inc. and a member of its Audit and Compensation Committees. In addition, she currently serves as Chief Executive Officer of Baja LLC, a venture capital company she founded in 1991 which focuses on investments in early stage, high-tech companies. She presently serves as a director of Polycom, Inc. She has previously served on the Boards of Directors of Olympic Steel from July 1998 to May 2000, Paradyne Networks, Inc. from February 1999 to May 2000, Secure Computing, Inc. from October 1997 to January 1999 and Selectica Inc. from May 1996 to June 2001. Ms. Atkins helped found Ascend Communications, Inc., and was a member of its board prior to its acquisition by Lucent in 1999. She received a BA from the University of Massachusetts.

      Incumbent Class II Directors (Terms expire in 2004)

      Michael R. Splinter. Mr. Splinter has been a director of Digital Insight since March 2001. Mr. Splinter, 51, currently serves as Executive Vice President and General Manager, Technology and Manufacturing Group, Intel Corporation, a position he has held since January 1999, and served as its Vice President and General Manager, Technology and Manufacturing Group, from 1998 to January 1999. Prior to that, Mr. Splinter was Intel's Vice President and Assistant General Manager, Technology and Manufacturing Group from 1996 to 1998, and General Manager, Components Manufacturing from 1992 to 1996. Mr. Splinter is a graduate of the University of Wisconsin, where he earned BS and MS degrees in electrical engineering.

      Michael Hallman. Mr. Hallman has been a director of Digital Insight since April 2001. Mr. Hallman, 56, founded The Hallman Group, a management consulting firm, in 1992. From February 1990 to March 1992, he was President and Chief Operating Officer of Microsoft Corporation. From 1987 to early 1990, Mr. Hallman served as Vice President of the Boeing Company and President of Boeing Computer Services. From 1967 to 1987, Mr. Hallman worked for the IBM Corporation in various sales and marketing executive positions, including his last assignment as Vice President of Field Operations, and was responsible for half of IBM's United States sales volume. Mr. Hallman currently serves as a director of Intuit, InFocus Corporation, WatchGuard Technologies and Network Appliance Corporation. He received his BA degree and MBA from the University of Michigan.

Executive Officers

      In addition to the directors and individuals nominated for director above who are also executive officers of Digital Insight, the following individuals presently serve as our executive officers.

      Elizabeth S.C.S. Murray. Ms. Murray has served as our Executive Vice President and Chief Financial Officer since March 2002. Ms. Murray, 46, served as Executive Vice President, Chief Financial Officer and Treasurer of Korn/Ferry International from July 1998 to March 2002. Prior to that, Ms. Murray served as Executive Vice President and Chief Financial Officer of Tycom Inc. from June 1997 to December 1997, and from 1994 to June 1997 she was the Chief Financial Officer and Vice President of Hughes Communications, Inc., a subsidiary of Hughes Electronics Corporation. Ms. Murray is a Chartered Accountant with the Institute of Chartered Accountants in Scotland and holds a BA degree in business studies from Robert Gordon University.

      Vincent R. Brennan. Mr. Brennan has served as Digital Insight's Senior Vice President, Sales since February 2001 and was Digital Insight's Vice President, Sales from February 2000 following the merger with nFront to February 2001. Mr. Brennan, 38, served as Senior Vice President--Sales of nFront from March 1999 to February 2000. From September 1998 until March 1999, he served as Senior Vice President--Sales and Marketing of nFront. Prior to joining nFront, Mr. Brennan was employed by John H. Harland Co. from June 1986 until September 1998, serving as Senior Vice President--Sales, managing the financial markets division from December 1995 until September 1998 and as Vice President from April 1993 until December 1995. Mr. Brennan received a BA degree in business administration from the University of Connecticut.

      Drew Hyatt. Mr. Hyatt has served as Digital Insight's Senior Vice President, Internet Banking Client Services since October 2001. Mr. Hyatt, 40, was President, Chief Executive Officer and Director of ZMarket, an international business-to-business channel management provider, from September 2000 to July 2001. From November 1999 to July 2000, he was President and Chief Executive Officer of ECash Technologies, a digital currency company. Mr. Hyatt was President of the Financial Services Division of HNC Software, Inc., a provider of predictive software solutions, from November 1997 to November 1999. Mr. Hyatt also worked as a Senior Manager for Ernst & Young Strategic Advisory Services from 1993 to 1997. Mr. Hyatt received his BS degree in electrical engineering from Lehigh University and his MBA from The Wharton School of Business at the University of Pennsylvania.

      Bruce Isaacson. Mr. Isaacson has served as Digital Insight's Senior Vice President, Product Management, Marketing and Alliances since October 2001. Mr. Isaacson, 38, was President of Home Services for Homestore.com, a provider of software and marketing services to the real estate industry, from April 1999 to April 2001. From the spring of 1997 to April 1999, he was Vice President of Marketing for the Mortgage Division of Cendant Corporation. Mr. Isaacson received his BS degree in engineering from Northwestern University and his doctorate in business administration and MBA from Harvard Business School.

      William Kontgis. Mr. Kontgis has served as Digital Insight's Senior Vice President, Internet Banking Operations since October 2001 and as our Vice President, Internet Banking Operations since April 2001. Mr. Kontgis, 52, was Director of Data Center Services at Oxford Health Plans from September 1998 to January 2001. From January 1991 to September 1998, he served as Senior Vice President of First Nationwide Bank and from January 1990 to January 1991 he served as Senior Vice President of California Federal Bank. Mr. Kontgis received his BS degree in mathematics from the University of Utah.

      Joe McDoniel. Mr. McDoniel has served as Digital Insight's Senior Vice President, Strategic Opportunities since October 2001. He served as Digital Insight's Senior Vice President, Operations from September 2000 to October 2001. Mr. McDoniel, 60, was President of First Source Group, Inc. from August 1993 to September 2000. First Source Group provides strategic planning and consulting services relating to retail banking, bank operations, lending and information technology to the financial services industry. Prior to joining Digital Insight as an executive officer, Mr. McDoniel, through First Source Group, provided consulting services to Digital Insight from October 1998 to September 2000.

      Robert Surridge. Mr. Surridge joined Digital Insight in November 2000 as Senior Vice President, Lending Division. Prior to joining Digital Insight, Mr. Surridge, 38, served in various capacities at The Money Store Inc., a subsidiary of First Union Corporation, which provides first and second mortgages, home equity and home improvement loans, and lines of credit to customers with varying credit quality. Most recently, he served as The Money Store's Vice President, Strategic Implementation and Development from October 1999 to October 2000; from June 1998 to September 1999, he served as Vice President, Direct Lending Operations; from September 1995 to May 1998, he served as Vice President, Centralized Lending; and from September 1994 to August 1995, he served as its Vice President Sales, Central Region. Mr. Surridge holds a BS degree from the University of Utah.

      Melvin Takata. Dr. Takata has served as Digital Insight's Senior Vice President and Chief Technology Officer since May 2001. Dr. Takata, 48, served as Vice President of Operations and Technology at Yodlee, Inc., an account aggregation service provider, from September 2000 to May 2001. He held various positions at Citibank/Citigroup from July 1980 to September 2000, including Director of Access Technologies from July 1995 to February 1998, Director of Information Technology from February 1998 to August 1999, and Director of Internet Platforms from August 1999 to September 2000. Dr. Takata received his BS degree in computer science from the

University of Michigan and his masters and doctorate in computer science from the University of California at Los Angeles.

Meetings and Compensation of Directors

      During the fiscal year ended December 31, 2001, there were eight meetings of our Board of Directors. During this period, all of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served, except Michael
R. Splinter who attended 44% of such meetings.

      Directors are reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings. Independent directors who are not employed by Digital Insight will be eligible to receive options under our 2001 Non-Employee Director Stock Option Plan. The Plan provides that each eligible director, provided he or she has served as a director for at least six months, will receive each year options to purchase 15,000 shares of stock on the day of the annual meeting of stockholders, or options to purchase 10,000 shares if such director elects to receive a cash retainer. These options will vest over a 12-month period. In addition, each newly elected or appointed non-employee director will receive options to purchase 50,000 shares of our common stock upon joining the Board, or 40,000 shares if such director elects to receive a cash retainer, which options will vest over a three year period. In the year ended December 31, 2001, Betsy S. Atkins, Michael R. Splinter and Michael Hallman each received options to purchase 50,000 shares of Digital Insight common stock, respectively, for his and her services as a director. Non-employee directors may elect to receive a retainer in lieu of fewer options. The retainer consists of $2,500 quarterly payments, $1,500 for each in-person attendance of a Board meeting and $500 for each telephonic attendance of a Board meeting. The Board of Directors has the discretion to grant additional options and rights to Directors under its 1997 and 1999 stock plans. Employee Directors are also eligible to participate in our employee stock purchase plan.

Committees of the Board of Directors

      There are three standing committees of our Board of Directors: the Compensation Committee, the Audit Committee and the Nominating Committee.

      The Compensation Committee consists of Ms. Atkins and Messrs. Hallman, McGuire and North (chair). The Compensation Committee makes recommendations regarding our stock option plans and all matters concerning executive compensation. The Compensation Committee held six meetings during the fiscal year ended December 31, 2001.

      The Audit Committee consists of Messrs. McGuire (chair), North and Splinter. The Audit Committee approves our independent auditors, and has general oversight of the scope and process of annual audits and any other accounting-related services, legal and regulatory compliance, and systems of internal controls. The Audit Committee held five meetings during the fiscal year ended December 31, 2001.

      The Nominating Committee consists of Ms. Atkins and Messrs. Hallman, McGuire (chair), North and Splinter. The Nominating Committee considers and makes recommendations regarding director nominees, where names will be submitted for election at our annual meetings, and appointments to fill vacancies on the Board. The Nominating Committee also reviews and makes recommendations to the Board concerning the composition and size of the Board and its committees. The Nominating Committee held two meetings during the fiscal year ended December 31, 2001.

      Paul Fiore resigned from the Board as of February 2002. Mr. Fiore was not a member of any Board committees during 2001.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2001 by our Chief Executive Officer and each of our other four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2001 and continue to be employed by us and two former executive officers who also met that threshold during 2001.

                           Summary Compensation Table

             For Fiscal Years Ended December 31, 2001, 2000 and 1999

                                                                                       Annual            Long-Term
                                                                                    Compensation           Awards
                                                                                ---------------------   --------------
                                                                    Fiscal Year                           Securities      All Other
                                                                      Ended      Salary       Bonus       Underlying    Compensation
                                                                    December 31,   ($)         ($)      Options (#)(2)        $
                                                                    ----------------------------------------------------------------
Name and Principal Position (1)

John Dorman

           Chairman and Chief Executive Officer                         2001     $316,667     $ 40,903       75,000       $     --
                                                                        2000      290,625           --      112,500             --
                                                                        1999      225,000      123,751           --             --

Dale R. Walker (3)
           President and Chief Operating Officer                        2001      267,115       39,050      440,000             --
                                                                        2000           --           --           --             --
                                                                        1999           --           --           --             --

Vincent R. Brennan
           Senior Vice President, Sales                                 2001      234,560           --       30,000             --
                                                                        2000      204,714       10,000           --             --
                                                                        1999           --           --           --             --

Joe McDoniel (4)
           Senior Vice President, Strategic Opportunities               2001      216,667      132,706       90,000         75,221
                                                                        2000       62,192           --      160,000             --
                                                                        1999           --           --        6,000             --

Kevin McDonnell (5)
           Senior Vice President, Corporate Development                 2001      195,000       23,928       50,000            115
                                                                        2000      186,875           --       60,000             --
                                                                        1999      131,260       50,751      115,000             --

Thomas Bollum (6)
           Former Executive Vice President and General Manager,         2001      312,718           --           --         15,092
           Lending Division                                             2000      211,248       85,000       15,000             --
                                                                        1999           --           --           --             --

Steven Reich (7)
           Former Senior Vice President, Business Development           2001      127,604       43,750           --         11,274
                                                                        2000      171,875           --       60,000             --
                                                                        1999      150,000       82,500           --             --

---------
(1) This table excludes information for Elizabeth S.C.S. Murray, our Executive Vice President and Chief Financial Officer, who joined us in March 2002; Drew Hyatt, our Senior Vice President, Internet Banking Client Services, who joined us in October 2001; Bruce Isaacson, our Senior Vice President, Product Management, Marketing and Alliances, who joined us in October 2001; Melvin Takata, our Senior Vice President and Chief Technology Officer, who joined us in April 2001; and William Kontgis, who joined us in April 2001, as Vice President, Internet Banking Operations and then was appointed Senior Vice President, Internet Banking Operations in October 2001.
(2) Messrs. Dorman, McDonnell and Reich surrendered options to purchase 75,000, 40,000 and 40,000 shares respectively, pursuant to a Management Surrender Program in November 2000.

(3) Mr. Walker joined us in February 2001. His annualized salary for 2001 was $300,000.
(4) Mr. McDoniel joined us in September 2000. In 2001, he received moving and relocation allowance of $75,207 and other compensation of $14. Mr. McDoniel received options to purchase 6,000 shares and 5,000 shares in May 1999 and in April 2000, respectively, while serving as a consultant.
(5) Mr. McDonnell, our former Chief Financial Officer, former Senior Vice President, Finance & Administration and currently, Senior Vice President, Corporate Development, announced his resignation to be effective April 1, 2002. We have a severance agreement with Mr. McDonnell which requires a total payment of $153,750.12 in semi-monthly installments over a 12-month period.
(6) Mr. Bollum, our former Executive Vice President and General Manager, Lending Division, resigned in January 2001. In connection with the resignation, we paid Mr. Bollum $298,135 of severance payments, which is included in his salary, and $14,027 of accrued vacation, which is included in other compensation. Also included in other compensation is $1,065 for an automobile allowance.
(7) Mr. Reich, our former Senior Vice President, Business Development, resigned in June 2001. We have a severance agreement with Mr. Reich which requires payments of $3,645.86 in semi-monthly installments over a 12-month period. Other compensation represents the payment of accrued vacation.

Option Grants in Last Fiscal Year

           The table below sets forth stock option and stock purchase rights granted to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001. No options or stock purchase rights were granted in 2001 under our 1997 Stock Plan. A total of 2,207,450 options and stock purchase rights were granted in 2001 under our 1999 Stock Plan. No stock appreciation rights were granted in 2001.

           Options and stock purchase rights were granted at an exercise price equal to the fair market value of our common stock, as determined by the Board of Directors, on the date of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not reflect our projections or estimates of future stock price growth.

                                                         Individual Grants
                       ---------------------------------------------------------------------         Potential Realizable
                         Number of                                                                     Value at Assumed
                        Securities       Percent of Total        Exercise or                         Annual Rates of Stock
                        Underlying      Options Granted to       Base Price                         Price Appreciation For
                         Options           Employees in             Per           Expiration              Option Term
Name                     Granted            Fiscal Year            Share              Date           5%                 10%
--------------------    ----------      ------------------     -------------      ----------     ----------         ----------
John Dorman               75,000               3.2%             $  13.2300          5/4/2011     $  624,021         $1,581,391
Dale R. Walker           440,000              18.6                 12.3125          3/5/2011      3,407,037          8,634,100
Vincent R. Brennan        30,000               1.3                 13.2300          5/4/2011        249,608            632,556
Joe McDoniel              40,000               1.7                 12.9375          3/6/2011        325,453            824,762
                          50,000               2.1                 13.2300          5/4/2011        416,014          1,054,261
Kevin McDonnell           50,000               2.1                 13.2300          5/4/2011        416,014          1,054,261
Thomas Bollum                 --                --                      --                --             --                 --
Steven Reich                  --                --                      --                --             --                 --

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table sets forth, for each of the executive officers named in the Summary Compensation Table, certain information concerning the number and value of shares acquired upon exercise of stock options and stock purchase rights in 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of our common stock on December 31, 2001.

                                                      Number of Securities Underlying           Value of Unexercised
                          Shares                    Unexercised Options at Fiscal Year         In-the-Money Options at
                        Acquired on       Value                    End (#)                        Fiscal Year End ($)
Name                   Exercise (#)    Realized ($)    Exercisable       Unexercisable       Exercisable     Unexercisable
----                   ------------    ------------    -----------       -------------       -----------     -------------
John Dorman                116,664       $890,146        231,767           205,736            $4,694,875        $3,323,942
Dale R. Walker                  --             --             --           440,000                    --         4,852,100
Vincent R. Brennan              --             --         35,401            62,281               406,943           648,938
Joe McDoniel                    --             --         74,227           181,773               237,760           769,880
Kevin McDonnell              5,000         29,688         56,144            90,315               928,279         1,189,742
Thomas Bollum                   --             --             --                --                    --                --
Steven Reich                 6,000        134,700         76,603            23,647             1,559,287           273,623

Employment Agreements and Change in Control Agreements

      As of December 31, 2001, John Dorman (our Chairman and Chief Executive Officer), Dale R. Walker (our President and Chief Operating Officer), Drew Hyatt (our Senior Vice President, Internet Banking Client Services), Bruce Isaacson (our Senior Vice President, Product Management, Marketing and Alliances), William Kontgis (our Senior Vice President, Internet Banking Operations), Joe McDoniel (our Senior Vice President, Strategic Opportunities), Melvin Takata (our Senior Vice President and Chief Technology Officer), and Kevin McDonnell (our former Senior Vice President, Finance & Administration and former Chief Financial Officer) had or have option agreements with Digital Insight which provide that 50% of the then unvested portion of the option shall accelerate and immediately vest upon a change in control of Digital Insight.

      Vincent Brennan, our Senior Vice President, Sales, and Digital Insight are parties to an employment agreement dated February 10, 2000, which has the following terms:

      o     The agreement will terminate on February 10, 2003.
      o     Mr. Brennan will receive a minimum annual base salary of $130,000.
      o Mr. Brennan will be eligible to receive management stock option grants consistent with options granted to other top executives of Digital Insight.
      o If we terminate Mr. Brennan's employment for reasons other than cause or if Mr. Brennan terminates his employment for good reason, he will be entitled to receive his base salary for the remainder of the term.
      o In order to receive severance payments and benefits, Mr. Brennan is prohibited from competing with, or soliciting employees from, Digital Insight for a period equal to the later of 12 months from the termination date or two years from the date of the agreement.

      Dale R. Walker, our President and Chief Operating Officer, and Digital Insight are parties to an employment agreement dated February 1, 2001, which has the following terms:

      o Mr. Walker will receive a minimum annual base salary of $300,000 and will be eligible to participate in our executive management incentive program with targeted bonus compensation equal to 50% of his annual salary, based upon performance targets set by the Board of Directors.
      o To assist Mr. Walker with his relocation expenses, we will reimburse him for the direct cost of moving household goods, including the cost of insuring those goods, which costs are estimated to be approximately $25,000, and we will also provide Mr. Walker with a non-recourse, interest-free loan of $210,000. The principal amount of the loan will be forgiven in equal annual amounts over a three
            (3)
            year period contingent on Mr. Walker's continued employment with us. The entire unpaid amount will be forgiven if we terminate Mr. Walker without cause or if there is a change in control; the entire unpaid amount will be due and payable if Mr. Walker voluntarily terminates his employment or if we terminate him for cause.
      o We will pay Mr. Walker the cost of temporary housing up to $10,000 per month for three months and the reasonable cost of travel between Calabasas and New York for Mr. Walker and his wife during the relocation process.
      o Mr. Walker will be granted a stock option to purchase 440,000 shares of our common stock; provided that, in the event of a change in control, 50% of the then unvested portion of the option will accelerate and immediately vest.
      o If Mr. Walker's employment is terminated without cause after three months but before 12 months of employment, we will provide salary and benefits continuation for a period of up to nine months from the termination date, ending no earlier than the one year anniversary of his date of hire.

      Melvin Takata, our Senior Vice President and Chief Technology Officer, and Digital Insight are parties to an employment agreement dated April 17, 2001, which has the following terms:

      o Dr. Takata will receive a minimum annual base salary of $200,000 and will be eligible to participate in our executive management incentive program with targeted bonus compensation equal to 50% of his annual salary. Additionally, Dr. Takata will be granted a sign on bonus of $25,000.
      o Dr. Takata will be granted two stock options to purchase a total of 175,000 shares of our common stock; provided that, in the event of a change in control, 50% of the then unvested portion of the option will accelerate and immediately vest.

      Bruce Isaacson, our Senior Vice President, Product Management, Marketing and Alliances, and Digital Insight are parties to an employment agreement dated September 25, 2001, which has the following terms:

      o Mr. Isaacson will receive a minimum annual base salary of $200,000 and will be eligible to participate in our executive management incentive program with targeted cash bonus compensation equal to 50% of his annual salary. Mr. Isaacson's 2001 bonus is guaranteed at $25,000.
      o Mr. Isaacson will be granted a stock option to purchase 175,000 shares of our common stock; provided that, in the event of a change in control, 50% of the then unvested portion of the option will accelerate and immediately vest.
      o If Mr. Isaacson's employment is terminated without cause after three months but before 12 months of employment, we will provide salary and benefits continuation for a period of up to nine months from the termination date, ending no earlier than the one year anniversary of his date of hire. Also, immediately upon the termination date, the number of unvested options that would have vested according to the vesting schedule reflected in each respective option grant during the nine-month period following the termination date shall vest immediately.

      Drew Hyatt, our Senior Vice President, Internet Banking Client Services, and Digital Insight are parties to an employment agreement dated October 15, 2001, which has the following terms:

      o Mr. Hyatt will receive a minimum annual base salary of $200,000 and will be eligible to participate in our executive management incentive program with targeted bonus compensation equal to 50% of his annual salary. Mr. Hyatt's fiscal year 2002 bonus is guaranteed at $40,000.
      o To assist Mr. Hyatt with his relocation expenses, we will reimburse him for the direct cost of moving household goods, including the cost of insuring those goods, up to a maximum of $8,000, and we will also provide Mr. Hyatt with a non-recourse, interest-free loan of $171,760. The principal amount of the loan will be forgiven in equal annual amounts over a three (3) year period contingent on Mr. Hyatt's continued employment with us. The entire unpaid amount will be forgiven if we terminate Mr. Hyatt without cause or if there is a change in control; the entire unpaid amount will be due and payable if Mr. Hyatt voluntarily terminates his employment or if we terminate him for cause.
      o We will pay Mr. Hyatt the cost of temporary housing up to $2,100 per month for three months and the reasonable cost of travel between Calabasas and Walnut Creek for Mr. Hyatt and his wife during the relocation process.

      o Mr. Hyatt will be granted a stock option to purchase 125,000 shares of our common stock; provided that, in the event of a change in control, 50% of the then unvested portion of the option will accelerate and immediately vest.
      o If Mr. Hyatt's employment is terminated without cause after three months but before 12 months of employment, we will provide salary and benefits continuation for a period of up to six months from the termination date, ending no earlier than the one year anniversary of his date of hire.

      Elizabeth S.C.S. Murray, our Executive Vice President and Chief Financial Officer, and Digital Insight are parties to an employment agreement dated February 10, 2002 which has the following terms:

      o Ms. Murray will receive a minimum annual base salary of $250,000 and will be eligible to participate in our executive management incentive program with targeted bonus compensation equal to 50% of her annual salary, subject to the terms and conditions of the program, and based on performance targets for her and/or Digital Insight.
      o A sign-on bonus of $75,000 will be paid to Ms. Murray upon the first full payroll cycle following her hire date.
      o Ms. Murray will be granted a stock option to purchase 225,000 shares of our common stock; provided that, in the event of a change in control, 50% of the then unvested portion of the option will accelerate and immediately vest.
      o If Ms. Murray's employment is terminated without cause after three months but before 12 months of employment, we will provide salary and benefits continuation for a period of up to six months from the termination date, ending no earlier than the one year anniversary of her hire date.

      Kevin McDonnell, our former Senior Vice President, Finance & Administration and our former Chief Financial Officer, and Digital Insight are parties to a severance agreement dated March 19, 2002 which has the following terms:

      o Mr. McDonnell will receive a total payment of $153,750.12 in semi-monthly installments over the next 12-month period in semi-monthly installments. In the event of a change in control, Mr. McDonnell is entitled to an immediate severance payment equal to any remaining severance compensation due him.
      o Digital Insight will defer unpaid principal of $50,000 and accrued interest due it by Mr. McDonnell under a promissory note until January 1, 2003, at which time such amounts will be immediately and automatically forgiven.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION+

      The purpose of the Compensation Committee is to oversee compensation of our directors, officers, and key employees. The Committee's policy is to ensure that compensation programs contribute directly to our success, including enhanced share value. The Compensation Committee is comprised of four outside directors: Ms. Atkins and Messrs. Hallman, McGuire and North.

Executive Compensation Policies and Programs

      Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder investment by achieving strategic company goals. There are three basic components to our executive compensation program: base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of company and individual performance, compensation levels at comparable companies, equity among employees, and cost effectiveness. In addition, employees are eligible to participate in our 401(k) plan and certain insurance plans. All employees are also eligible to participate in our Employee Stock Purchase Plan.

Senior Management Compensation Philosophy

           We believe our success is greatly influenced by the caliber of our employees. Our compensation program for senior management is designed to attract, motivate and retain a highly skilled, professional and dedicated work force. Our senior management compensation program consists of:

      o Base salary compensation tied to prevailing industry compensation practices.
      o Annual merit and incentive pay compensation (bonuses) primarily related to the company's and manager's performance for the previous fiscal year.
      o Long-term incentive compensation in the form of stock options, restricted stock and stock purchase rights directly tied to increasing stockholder value. This component of compensation can be highly volatile because it is directly related to company performance.

      Our objective is for the base salary, annual merit and incentive compensation and long-term incentive compensation of senior management to approximate the median levels for an industry comparison group consisting primarily of other providers of Internet banking with whom we compete for executive talent. From year to year, however, relative compensation levels may vary due largely to variances in individual and company performance.

      Base Pay

      Base pay is designed to be competitive as compared to salary levels for equivalent positions at comparable companies. An executive's actual salary within this competitive framework will depend on the individual's performance, responsibilities, experience, leadership, and potential future contribution. Base pay is determined in a way that allows a significant percentage of compensation to be earned through incentive programs: the more senior the executive, the larger the percentage of compensation payable through incentive programs.

----------
+ The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Compensation Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

      Annual Merit And Incentive Bonus

      In addition to base pay, each executive is eligible to receive an annual cash bonus based on a mix of the company's and the executive's performance. Performance targets are intended to motivate our executives by providing bonus payments for the achievement of specific financial goals within our business plan. The following bonuses were paid to each of the named executive officers with respect to fiscal 2001 performance.

                      Name                                   Bonus (1)
               ------------------                         ---------------
               Dale R. Walker                                 $94,484
               Vincent R. Brennan                                  --
               Joe McDoniel                                   174,288 (2)
               Kevin McDonnell                                 62,675
               Thomas Bollum                                       --
               Steven Reich                                        --
---------
(1) Some payments were made in 2002 for bonus earned for fiscal 2001 performance.
(2) Includes a guaranteed bonus of $105,000 payable to Mr. McDoniel pursuant to the terms of his employment agreement.

      In addition, Drew Hyatt, Bruce Isaacson and Melvin Takata received a bonus in 2001 of $40,000, $25,000 and $25,000, respectively pursuant to the terms of their employment agreements.

      Long-Term, Equity-Based Incentive Compensation

      The long-term, equity-based compensation program is tied directly to stockholder return. Long-term incentive compensation consists of stock options that generally do not fully vest until after four years and are exercisable only if an executive is then an employee of Digital Insight. Stock options are awarded with an exercise price equal to the fair market value of the common stock on the date of grant. Accordingly, an executive is rewarded only if our stockholders receive the benefit of appreciation in the price of the common stock. Because long-term options vest over time, we periodically grant new options to provide continuing incentives for future performance. The size of periodic option grants is a function of the breadth of an executive's scope of accountability, recent performance as determined by the Compensation Committee, and other factors.

      For the year ended December 31, 2001, we granted options to purchase shares of our common stock under the commitments made to the following individuals in their respective offers of employment, which were granted upon the commencement of their employment with Digital Insight.

                     Name                            Options
                --------------                       ---------
                Dale R. Walker                        440,000
                Drew Hyatt                            125,000
                Bruce Isaacson                        175,000
                William Kontgis                        80,000
                Melvin Takata                         175,000

      For 2002, the Compensation Committee intends to grant options to certain key employees based solely upon the company's achievement of planned financial objectives, taking into consideration the Committee's assessment of the individual's contribution to the company's performance.

      Savings and Investment Plan; Benefits

      We maintain a 401(k) Savings Plan, which is funded by elective salary deferrals by employees. The Savings Plan covers executive officers and substantially all employees meeting minimum eligibility requirements. The Savings Plan allows Digital Insight to make matching contributions, in amounts determined by the company, to an employee's deferrals and provides for additional discretionary contributions by Digital Insight. Through December 31, 2001, the company had not made any matching or additional discretionary contributions under the Savings Plan. In addition, we provide medical and other miscellaneous benefits to our officers.

      Annual Reviews

      Each year the Compensation Committee reviews its executive compensation policies and programs and determines what changes, if any, are appropriate for the following year. In addition, the Compensation Committee reviews the performance of the Chief Executive Officer and, with the assistance of the Chief Executive Officer, the individual performance of the other executive officers. The Committee makes recommendations to the Board of Directors for final approval of all material compensation matters.

      Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the company's performance. John Dorman has served as our Chief Executive Officer since October 1998. For the year ended December 31, 2001, Mr. Dorman's compensation plan included a base salary of $325,000. Mr. Dorman was entitled to receive a bonus based on the company's achievement of certain specified targets for 2001. The company met most of the targets, and the Committee believed Mr. Dorman and the rest of the executive officers made strong contributions to achieving the targets. Consequently, the Board awarded, upon the recommendation of the Compensation Committee, an aggregate of $102,358 in bonuses to Mr. Dorman for his performance in 2001. The Compensation Committee believes that Mr. Dorman's total compensation for 2001 was at or below the average total cash compensation paid to chief executive officers by comparable companies. Mr. Dorman's initial base salary for 2002 is $325,000. Mr. Dorman received options to purchase 75,000 shares of our common stock in 2001. Mr. Dorman will be entitled to receive a raise in base salary and additional options during 2002, depending upon the Compensation Committee's assessment of his performance and the company's achievement of specified objectives.

      Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, should not affect the deductibility of compensation paid to our executive officers for the foreseeable future. The majority of the options available for grant under the 1997 and 1999 Stock Plans will comply with Section 162(m), so that compensation resulting from these stock options will not be counted toward the $1,000,000 limit on deductible compensation under Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

                     Submitted by the Compensation Committee

                             Robert North, Chairman
                                 Betsy S. Atkins
                                 Michael Hallman
                                  James McGuire

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Ms. Atkins, and Messrs. Hallman, McGuire and North, none of whom is an employee of Digital Insight. None of our executive officers serves as a director or member of the Compensation Committee or other Board committee performing equivalent functions of another entity that has one or more executive officers serving on the Board of Directors or Compensation Committee of Digital Insight.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act 1934 requires our Directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10% beneficial owners were complied with by such persons, other than the initial Form 3 of Melvin Takata which was filed late.

                            STOCK PERFORMANCE GRAPH *

      The following line-graph provides a comparison of the cumulative total stockholder return on our common stock for the period from October 1, 1999, the date of our initial public offering, through December 31, 2001, against the cumulative stockholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) and the JP Morgan H&Q Technology Index. All amounts have been calculated as if all dividends were reinvested.

                                    [GRAPHIC]

      * Assumes $100 invested on October 1, 1999 in Digital Insight common stock, the Nasdaq Stock Market (U.S.) Index, and the JP Morgan H&Q Technology Index, and assumes reinvestment of dividends. The total stockholder returns shown are not necessarily indicative of future returns. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the company specifically requests that such information be treated as soliciting material or specifically incorporates them by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                              CERTAIN TRANSACTIONS

Stock Purchase Rights

      In October 1997, Paul Fiore, a former director and a co-founder of Digital Insight, exercised a stock purchase right to purchase an aggregate of 309,250 shares of common stock and entered into a restricted stock purchase agreement with respect to this exercise. Mr. Fiore paid the $.30 exercise price per share for these shares by delivery of a full-recourse promissory note bearing interest at the rate of 7.0% per annum. The note is secured by the shares of common stock purchased by Mr. Fiore. As of December 31, 2001, $123,615 in unpaid principal and interest was outstanding in the aggregate under the note.

Other Transactions

      We have entered into an indemnification agreement with each of our executive officers and Directors.

                                  PROPOSAL TWO

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      In January 2002, the Board of Directors appointed the accounting firm of PricewaterhouseCoopers LLP to serve as its independent accountants. The appointment of this firm was recommended to the Board by its Audit Committee. A proposal to ratify that appointment will be presented at the annual meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.

                            AUDIT COMMITTEE REPORT++

      The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors, and serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing Digital Insight's financial statements and our financial reporting process. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States. It should be noted that the Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. At the end of the fiscal year 2001, the Audit Committee was comprised of three outside directors.

      In this context, the Audit Committee hereby reports as follows:

      1. The Audit Committee has reviewed and discussed with our management the audited financial statements of Digital Insight as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001.
      2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).
      3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and had a discussion with the independent accountants about their independence.
      4. Based on the review and discussions referred to in paragraphs (1) through (3) above, and relying thereon, the Audit Committee recommended to the Board of Directors of Digital Insight, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

      Each of the members of the Audit Committee is independent as defined under the listing standards of Nasdaq.

----------
++ The Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Audit Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

                        Submitted by the Audit Committee

                             James McGuire, Chairman
                                  Robert North
                               Michael R. Splinter

Audit Fees

      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for the year December 31, 2001 and the reviews of our financial statements included in our Forms 10-Qs for the year 2001 are $131,200.

Financial Information Systems Design and Implementation Fees

      No fees were paid to PricewaterhouseCoopers LLP in 2001 for any professional services related to financial information systems design or implementation.

All Other Fees

      PricewaterhouseCoopers LLP provided certain professional services in 2001 in connection with the preparation of our federal and state income tax returns, the audit of our 401(k) plan, reviews of Registration Statements on Form S-8 related to employee option plans and other consulting services, for which we paid $159,410. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

         Security Ownership of Certain Beneficial Owners and Management

      The common stock is our only outstanding class of voting securities. The following table sets forth the amount and percent of shares of common stock which, as of February 28, 2002, are deemed under the rules of the Securities and Exchange Commission to be "beneficially owned" by each member of our Board of Directors, by each nominee to become a member of the Board of Directors, by each of our executive officers named in the Summary Compensation Table, by all directors, nominees and executive officers as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended) known to us as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of our common stock.

                                                              Number of Shares         %
           Name of Beneficial Owner                          Beneficially Owned      Owned
           ------------------------                          ------------------      -----
5% Stockholders:
          Waddell & Reed (1)                                    3,813,800            12.0%
          Nasser J. Kazeminy and affiliated entities (2)        2,710,905             8.5%
          Capital Group International, Inc. (3)                 2,484,500             7.8%
          David B. Becker (4)                                   1,901,907             6.0%

Directors and Executive Officers (5)
           John Dorman                                            661,055             2.1%
           Dale R. Walker                                         155,388                *
           Betsy S. Atkins                                         18,055                *
           Thomas Bollum                                          143,003                *
           Vincent R. Brennan                                      42,636                *
           Michael Hallman                                         19,166                *
           Joe McDoniel                                           100,540                *
           Kevin McDonnell                                         64,080                *
           James McGuire                                           79,349                *
           Robert North                                            47,895                *
           Steven Reich                                            21,820                *
           Michael R. Splinter                                     18,055                *

All Directors and officers as a group (15 persons)              1,158,391             3.6%

-----------
*     Less than 1%

(1) The address of record for Waddell & Reed is 6300 Lamar Avenue, Overland Park, Kansas 66202. As disclosed on a Schedule 13G/A filed with the SEC on January 7, 2002, the shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc., which in turn is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company. Waddell & Reed Financial Services, Inc. is a subsidiary of Waddell & Reed Financial, Inc. By contract, Waddell & Reed Investment Management Company holds investment power over the shares owned by its clients and, in most cases, voting power. Therefore, Waddell & Reed Investment Management Company may be deemed the direct beneficial owner of 3,813,800 shares of our common stock. These companies are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934. Indirect beneficial ownership is attributed to the respective parent companies solely because of the parent companies' control relationship to Waddell & Reed Investment Management Company.
(2) The address of record for Nasser J. Kazeminy is 760 Island Drive, Palm Beach, Florida 33480. The address of record for Exponential Partners II Limited Partnership is 400 South Fourth Street, Suite 1700, Las Vegas, Nevada 89101. This information was obtained from a Schedule 13G/A filed with the SEC on February 14, 2002, combined with additional information from the transfer agent for our common stock. Nasser J. Kazeminy is the sole limited partner of Exponential Partners II Limited Partnership and the sole member of NJK Investments, LLC, which is the sole general partner of Exponential Partners II Limited Partnership. As disclosed on the
      Schedule 13G/A, Exponential Partners II Limited Partnership beneficially owns 1,766,413 shares of our common stock. In addition, Mr. Kazeminy, Nader C. Kazeminy and James A. Vose are trustees of the Nasser J. Kazeminy Irrevocable Trust and share voting authority over 472,146 shares of our common stock held by that Trust. Mr. Kazeminy, Nader C. Kazeminy and James
      A. Vose are trustees of the Yvonne P. Kazeminy-Mofrad Irrevocable Trust and share voting authority over the 472,346 shares held in that Trust. Mr. Kazeminy disclaims beneficial ownership of the shares held by these Trusts.
(3) The address of record for Capital Group International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, California 90025. As disclosed on a
      Schedule 13G filed on February 11, 2002, Capital Group International is the parent holding company of a group of investment management companies, including banks and investment advisers. These investment management companies provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International does not have investment power or voting power over any of the 2,484,500 shares of our common stock held by its clients, but may be deemed to "beneficially own" such shares for purposes of the Securities Exchange Act of 1934 as a result of its serving as the investment manager of various institutional accounts.
(4) The address of record of David B. Becker is 7820 Innovation Boulevard, Indianapolis, Indiana 46278. As disclosed on a Schedule 13G filed on January 31, 2002, Mr. Becker owns 1,426,428 shares directly and 475,469 shares as trustee of the David B. Becker 2000 Grantor Retained Annuity Trust u/a/d 10-27-2000.
(5) Unless otherwise indicated, the address of each director and officer is c/o Digital Insight Corporation, 26025 Mureau Road, Calabasas, California 91302.

                              [Front of proxy Card]

Digital Insight Corporation.
26025 Mureau Road
Calabasas, California 91302

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints John Dorman and Dale R. Walker, and each of them, with full power of substitution, as proxy, to represent and vote all the shares of common stock of Digital Insight Corporation held of record by the undersigned on March 15, 2002, at the annual meeting of stockholders to be held on May 2, 2002 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

      Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        (Please date and sign on reverse)
                           (Continued on reverse side)

                              [Back of proxy Card]

      The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the Proposal.

The Board of Directors recommends a vote "FOR" each named nominee and a vote "FOR" Proposal 2.

                          I PLAN TO ATTEND MEETING |_|

Proposal 1- Election of the following Nominees as Directors:

                                                               NOMINEES:

                                                               John Dorman
                                                               James McGuire
                                                               Robert North
FOR                                                            (Instruction:  To withhold authority to
all Nominees                          WITHHELD                 vote for any individual nominee, strike a
listed at right                       for all Nominees         line through the nominee's name as listed
(except as marked to the contrary)    listed at right          above.)
|_|                                   |_|

Proposal 2- Approval of the appointment of PricewaterhouseCoopers LLP as independent auditors of Digital Insight for the fiscal year ending December 31, 2002.

           For                  Against             Abstain
           |_|                    |_|                 |_|

            PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

-----------------------------
Date

-----------------------------
Signature

-----------------------------
Signature if held jointly

Please mark, date and sign as your name appears above and return in the enclosed envelope.